UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2011

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2011, the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”) approved certain amendments to the Company’s Bylaws, effective the same date. Article III, Section 3 of the Bylaws has been amended to state that the Board of Directors shall consist of five members. Previously, the Bylaws provided for the Board to consist of seven members. In addition, the following second sentence of Article III, Section 3 of the Bylaws has been deleted: “Classes I and II shall consist of two (2) directors each and Class III shall consist of three (3) directors.”

A copy of the Bylaws of the Company, as amended effective May 16, 2011, is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on May 16, 2011, the shareholders elected the Company’s nominee for Class I director to serve for a three-year term. Shareholders also ratified Yount, Hyde and Barbour, P.C. to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The table below shows the voting results.

	For	Withheld	Against	Abstentions	Broker Non-Votes
Election of Directors
Austin L. Roberts, III	1,220,084	137,515	—	—	563,623
Ratification of independent registered public accounting firm	1,902,600	—	17,763	—	—

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended, as of May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Robert F. Hurliman
Robert F. Hurliman
Chairman of the Board

May 19, 2011

Exhibit Index

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended, as of May 16, 2011.